Exhibit 99.1

Fairchild Semiconductor Reports Results for the

Second Quarter of 2009

-	Order Rates Improved Steadily, Third Quarter Starting Backlog $50 million Higher Than a Quarter Ago
-	Combined Channel and Internal Inventories Down More Than $32 million from the Prior Quarter
-	Effective Cost and Working Capital Management Coupled with Lower Capital Spending Drives First Half Free Cash Flow to $51 million

San Jose, California – July 16, 2009 – Fairchild Semiconductor (NYSE: FCS), a leading global supplier of high performance products to drive energy-efficiency, today announced results for the second quarter ended June 28, 2009. Fairchild reported second quarter sales of $277.9 million, up 25 percent from the prior quarter and 34 percent lower than the second quarter of 2008.

Fairchild reported a second quarter net loss of $24.9 million or $0.20 per share compared to a net loss of $51.1 million or $0.41 per share in the prior quarter and net income of $6.9 million or $0.05 per diluted share in the second quarter of 2008. Gross margin was 23.2 percent compared to 15.2 percent in the prior quarter and 28.6 percent in the year ago quarter. Included in these results is an $11.3 million charge for restructuring and impairments, a net $2.1 million impairment of equity investments, a $0.8 million gain associated with debt buyback as well as $3.7 million of accelerated depreciation and a $0.6 million inventory write-off related to previously announced fab closures.

Fairchild reported a second quarter adjusted net loss of $3.5 million or $0.03 per share, compared to an adjusted net loss of $40.1 million or $0.32 per share in the prior quarter and adjusted net income of $21.5 million or $0.17 per diluted share in the second quarter of 2008. Adjusted gross margin was 24.8 percent, up nearly 10 percentage points sequentially and 4 percentage points lower than in the second quarter of 2008. Adjusted gross margin excludes accelerated depreciation and inventory write-offs related to fab closures. Adjusted net income and loss excludes amortization of acquisition-related intangibles, restructuring and impairments, gain on the sale of equity investments, impairment of equity investments, gain associated with debt buyback, costs associated with the redemption of convertible debt, accelerated depreciation and inventory write-offs related to fab closures, associated net tax effects of these items and other acquisition-related intangibles, and tax effects from finalized tax filings and positions.

“We delivered strong sequential sales and margin growth even as we further improved our inventory position in the second quarter,” said Mark Thompson, Fairchild’s president and CEO. “Distribution sell-through was better than expected which helped us to again reduce channel inventory while still posting sales higher than our original expectations entering the quarter. We estimate consumption demand, which consists of distribution sell through plus direct sales, was approximately $300 million in the second quarter and believe the stronger order rates and higher starting backlog position for Q3 indicates that end market demand will increase again this quarter. Fairchild is focused on disciplined cost management to deliver solid earnings leverage and greater cash flow on incremental sales. Our lower capital spending needs and effective inventory and working capital management enabled us to deliver $46.9 million in free cash flow. Despite the difficult macro-economic environment, we delivered the highest first-half free cash flow since 2000.”

End Markets and Channel Activity

“As planned, we under-shipped consumption demand again in the second quarter resulting in an approximately $24 million reduction in channel inventory,” said Thompson. “Order rates improved throughout the quarter across a broad range of end markets enabling us to significantly increase our backlog position from a quarter ago. Overall product pricing was down about three percent sequentially which is slightly weaker than prior quarters, but we believe the trend is now moderating as order rates improve. We maintained lead times within a stable range of five to six weeks during the quarter.”

Second Quarter Financials

“We generated solid financial performance while reducing internal inventory by more than $8 million,” said Mark Frey, Fairchild’s executive vice president and CFO. “We increased factory loadings in response to improving demand throughout the quarter which, coupled with aggressive cost controls, enabled us to increase adjusted gross margin nearly 10 percentage points sequentially to 24.8 percent in Q2. R&D and SG&A expenses were in line with expectations at $69.3 million. Cash and securities increased $36.1 million from the prior quarter to $423.4 million which reflects cash flow from operations of $53.4 million, capital spending of $6.5 million and a $16 million reduction in debt.”

Current Status of Third Quarter Business

“Our scheduled backlog for third quarter shipments is currently about $300 million which is roughly $50 million higher than this point a quarter ago,” said Frey. “Included in this amount is approximately $25 million of backlog that we booked in the first two and a half weeks of this quarter. Assuming we continue to record positive backlog fill consistent with the current order patterns, we believe sales in the range of $300 to $325 million are possible for the third quarter. For this range of revenue, we anticipate adjusted gross margin to be between 25 and 27 percent. We expect R&D and SG&A spending to be roughly $70 million in Q3. Interest expense for the third quarter is expected to be between $4.5 and $5.0 million while our tax expense should be approximately zero. We anticipate recording approximately $4 million in restructuring charges and $3.6 million of accelerated depreciation in Q3 associated with previously announced cost reduction actions. As with last quarter, we are not assuming any obligation to update this information, although we may choose to do so before we announce third quarter results.”

This press release includes references to adjusted gross margin (which excludes accelerated depreciation and inventory write-offs related to fab closures) and adjusted net income and loss (which excludes amortization of acquisition-related intangibles, restructuring and impairments, gain on the sale of equity investments, impairment of equity investments, gain associated with debt buyback, costs associated with the redemption of convertible debt, accelerated depreciation and inventory write-offs related to fab closures, associated net tax effects of these items and other acquisition-related intangibles, and tax effects from finalized tax filings and positions), statements of operations prepared in accordance with generally accepted accounting principles (GAAP) (which include these items), and a reconciliation from adjusted gross margin to GAAP gross margin, from adjusted net income and loss to GAAP net income and loss, and from cash provided by operating activities to free cash flow. GAAP and adjusted results both include equity based compensation expense. Adjusted results are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. Fairchild presents adjusted results because its management uses them as additional measures of the company’s operating performance, and management believes adjusted financial information is useful to investors because it illuminates underlying operational trends by excluding significant non-recurring, non-cash or otherwise unusual transactions. Fairchild’s criteria for determining adjusted results may differ from methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures.

Special Note on Forward-Looking Statements:

Some of the paragraphs above, including the one headed “Current Status of Third Quarter Business,” contain forward-looking statements that are based on management’s assumptions and expectations and involve risk and uncertainty. Other forward-looking statements may also be found in this news release. Forward-looking statements usually, but do not always contain forward-looking terminology such as “we believe,” “we expect,” or “we anticipate,” or refer to management’s expectations about Fairchild’s future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: failure to maintain order rates at expected levels; failure to achieve expected savings from cost reduction actions or other adverse results from those actions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks, including the risks of failing to maintain the right to use some technologies or failing to adequately protect our own intellectual property against misappropriation or infringement; availability of manufacturing capacity; the risk of production delays; availability of raw materials at competitive prices; competitors’ actions; loss of key customers, including but not limited to distributors; the inability to attract and retain key management and other employees; order cancellations or reduced bookings; changes in manufacturing yields or output; risks related to warranty and product liability claims; risks inherent in doing business internationally; changes in tax regulations or the migration of profits from low tax jurisdictions to higher tax jurisdictions; regulatory risks and significant litigation. These and other risk factors are discussed in the company’s quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor’s web site at www.ir-site.com/fairchildsemi/profile or the SEC’s web site at www.sec.gov.

About Fairchild Semiconductor:

Fairchild Semiconductor (NYSE: FCS) is a global leader delivering energy-efficient power analog and power discrete solutions. Fairchild is The Power Franchise®, providing leading-edge silicon and packaging technologies, manufacturing strength and system expertise for consumer, communications, industrial, portable, computing and automotive systems. An application-driven, solution-based semiconductor supplier, Fairchild provides online design tools and design centers worldwide as part of its comprehensive Global Power ResourceSM. Please contact us on the web at www.fairchildsemi.com.

Fairchild Semiconductor International, Inc.

Consolidated Statements of Operations

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2009	March 29, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Total revenue	$277.9	$223.3	$418.7	$501.2	$825.0
Cost of sales (1)	213.3	189.3	299.1	402.6	582.9

Gross margin	64.6	34.0	119.6	98.6	242.1

Gross margin %	23.2%	15.2%	28.6%	19.7%	29.3%

Operating expenses:
Research and development (2)	25.6	23.8	30.3	49.4	60.1
Selling, general and administrative (3)	43.7	44.7	58.6	88.4	118.7
Amortization of acquisition-related intangibles	5.6	5.5	5.5	11.1	11.1
Restructuring and impairments	11.3	6.7	11.3	18.0	11.5

Total operating expenses	86.2	80.7	105.7	166.9	201.4

Operating income (loss)	(21.6)	(46.7)	13.9	(68.3)	40.7
Other expense, net	5.7	5.3	6.3	11.0	11.5

Income (loss) before income taxes	(27.3)	(52.0)	7.6	(79.3)	29.2

Provision (benefit) for income taxes	(2.4)	(0.9)	0.7	(3.3)	5.2

Net income (loss)	$(24.9)	$(51.1)	$6.9	$(76.0)	$24.0

Net income (loss) per common share:
Basic	$(0.20)	$(0.41)	$0.06	$(0.61)	$0.19

Diluted	$(0.20)	$(0.41)	$0.05	$(0.61)	$0.19

Weighted average common shares:
Basic	123.9	123.6	124.9	123.7	124.7

Diluted	123.9	123.6	125.8	123.7	125.4

(1) Equity compensation expense included in cost of sales	$0.6	$0.2	$1.3	$0.8	$2.3
(2) Equity compensation expense included in research and development	$1.2	$0.3	$1.3	$1.5	$2.2
(3) Equity compensation expense included in selling, general and administrative	$2.1	$2.1	$3.3	$4.2	$8.3

Fairchild Semiconductor International, Inc.

Reconciliation of Net Income (Loss) To Adjusted Net Income (Loss)

(In millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2009	March 29, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Net income (loss)	$(24.9)	$(51.1)	$6.9	$(76.0)	$24.0
Adjustments to reconcile net income (loss) to adjusted net income (loss):
Restructuring and impairments	11.3	6.7	11.3	18.0	11.5
Gain on sale of equity investment (1)	(0.2)	—	—	(0.2)	—
Impairment of equity investment (1)	2.3	—	—	2.3	—
Gain associated with debt buyback (1)	(0.8)	—	—	(0.8)	—
Accelerated depreciation on assets related to fab closure (2)	3.7	—	—	3.7	—
Inventory write-off associated with fab closure (2)	0.6	—	—	0.6	—
Costs associated with the redemption of convertible debt (1)	—	—	0.4	—	0.4
Amortization of acquisition-related intangibles	5.6	5.5	5.5	11.1	11.1
Associated net tax effects of the above and other acquisition-related intangibles	(1.1)	(1.2)	(0.1)	(2.3)	0.2
Tax effects from finalized tax filings and positions	—	—	(2.5)	—	(2.5)

Adjusted net income (loss)	$(3.5)	$(40.1)	$21.5	$(43.6)	$44.7

Adjusted net income (loss) per common share:
Basic	$(0.03)	$(0.32)	$0.17	$(0.35)	$0.36

Diluted	$(0.03)	$(0.32)	$0.17	$(0.35)	$0.36

(1)	Recorded in other expense, net
(2)	Recorded in cost of sales

Fairchild Semiconductor International, Inc.

Reconciliation of Gross Margin To Adjusted Gross Margin

(In millions)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2009	March 29, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Gross margin	$64.6	$34.0	$119.6	$98.6	$242.1
Adjustments to reconcile gross margin to adjusted gross margin:
Accelerated depreciation on assets related to fab closure	3.7	—	—	3.7	—
Inventory write-off associated with fab closure	0.6	—	—	0.6	—

Adjusted gross margin	$68.9	$34.0	$119.6	$102.9	$242.1

Adjusted gross margin %	24.8%	15.2%	28.6%	20.5%	29.3%

Adjusted net income (loss), adjusted net income (loss) per share, and adjusted gross margin should not be considered as alternatives to net income (loss), net income (loss) per share, gross margin or other measures of consolidated operations and cash flow data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance, or as alternatives to cash flow as a measure of liquidity.

Fairchild Semiconductor International, Inc.

Consolidated Balance Sheets

(In millions)

(Unaudited)

	June 28, 2009	March 29, 2009	December 28, 2008
ASSETS
Current assets:
Cash and cash equivalents	$383.6	$352.8	$351.5
Short-term marketable securities	0.8	0.7	0.8
Receivables, net	115.5	112.5	155.6
Inventories	197.9	206.3	231.0
Other current assets	36.9	37.3	40.0

Total current assets	734.7	709.6	778.9

Property, plant and equipment, net	682.7	707.2	731.6
Intangible assets, net	92.3	97.9	102.1
Goodwill	161.7	161.7	161.7
Long-term securities	39.0	33.8	34.6
Other assets	37.4	40.6	40.9

Total assets	$1,747.8	$1,750.8	$1,849.8

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$5.3	$5.3	$5.3
Accounts payable	106.3	71.2	94.4
Accrued expenses and other current liabilities	60.9	67.8	94.4

Total current liabilities	172.5	144.3	194.1

Long-term debt, less current portion	512.6	528.6	529.9
Other liabilities	62.2	65.6	65.9

Total liabilities	747.3	738.5	789.9

Temporary equity - deferred stock units	2.1	2.3	2.8
Total stockholders’ equity	998.4	1,010.0	1,057.1

Total liabilities, temporary equity and stockholders’ equity	$1,747.8	$1,750.8	$1,849.8

Fairchild Semiconductor International, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended	Six Months Ended
	June 28, 2009	June 28, 2009	June 29, 2008
Cash flows from operating activities:
Net income (loss)	$(24.9)	$(76.0)	$24.0
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	42.0	79.6	66.1
Non-cash stock-based compensation expense	3.9	6.5	12.8
Non-cash restructuring and impairments expense	—	0.8	8.0
Gain on debt buyback	(0.8)	(0.8)	—
Gain on sale of equity investment	(0.2)	(0.2)	—
Impairment of equity investment	2.3	2.3	—
Deferred income taxes, net	(4.1)	(7.7)	0.7
Other	0.3	0.5	1.5
Changes in operating assets and liabilities, net of acquisitions	34.9	67.8	8.7

Cash provided by operating activities	53.4	72.8	121.8

Cash flows from investing activities:
Capital expenditures	(6.5)	(21.4)	(88.6)
Purchase of marketable securities	(0.1)	(0.3)	(3.5)
Sale of marketable securities	—	0.3	5.0
Maturity of marketable securities	—	0.1	0.1
Other	(0.2)	(0.8)	(1.0)
Acquisitions	—	(1.5)	—

Cash used in investing activities	(6.8)	(23.6)	(88.0)

Cash flows from financing activities:
Repayment of long-term debt	(15.1)	(16.4)	(201.9)
Issuance of long-term debt	—	—	150.0
Proceeds from issuance of common stock and from exercise of stock options, net	—	—	5.2
Purchase of treasury stock	—	—	(2.0)
Other	(0.7)	(0.7)	(3.3)

Cash used in financing activities	(15.8)	(17.1)	(52.0)

Net change in cash and cash equivalents	30.8	32.1	(18.2)
Cash and cash equivalents at beginning of period	352.8	351.5	409.0

Cash and cash equivalents at end of period	$383.6	$383.6	$390.8

Fairchild Semiconductor International, Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(In millions)

(Unaudited)

	Three Months Ended	Six Months Ended
	June 28, 2009	June 28, 2009	June 29, 2008
Cash provided by operating activities	$53.4	$72.8	$121.8
Capital expenditures	(6.5)	(21.4)	(88.6)

Free cash flow	$46.9	$51.4	$33.2

Editorial Contacts:

Fairchild Semiconductor:	Fairchild Semiconductor:	Agency Contact:
Patti Olson	Dan Janson	Topaz Partners
Corporate Communications	Investor Relations	Paul R. Hughes
(800) 341-0392 X 8728	(207) 775-8660	(781) 404-2416
Email: patti.olson@fairchildsemi.com	Email: investor@fairchildsemi.com	phughes@topazpartners.com